EXHIBIT 10.14a

                               PORT OF BROWNSVILLE
                               HOME PORT TO NAFTA

      FebruarY 2, 1998

      Mr. James G. Cameron
      President
      Statia Terminals Southwest, Inc.
      Two Datran Center
      9130 S. Dadeland Blvd.
      Suite 1508
      Miami, FL 33156

                         Re:   BND Contract 2790
      Dear Mr. Cameron:

      The present term of your above reference lease contract with the Brownsville Navigation District will expire on March 31, 1998.

      Under the provisions of this contract, you can extend and renew this lease for an additional five year term on the same terms and conditions and for the same rental effective April 1, 1998.

      If it is your desire to extend and renew this lease for an additional five year term, please sign and return one copy of this letter for our file.

      Regards,

      BROWNSVILLE NAVIGATION DISTRICT

       /s/ Beatrice G. Rosenbaum
       Beatrice G. Rosenbaum
       Director,  Industrial Development

      Encl.
           pc: Paul Besteiro
           Bill Challenger

      STATIA TERMINALS SOUTHWEST, INC.

       /s/ James G. Cameron
      By; James G. Cameron

      1R2790R028

   1000 Foust Road, Brownsvtlle, TX 78521. (956) 831-4592/FAX: (996) 831-5006
             Toll free 1(800) 378-5395, Fax on demand 1(888)737-5672

           FAX BY DEPARTMENTS: Marked ng/FTZ/Purchasing (956)831-5353,
                Engineering (956)831-6153,Finance (956)831-5106


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STATE OF TEXAS   )                 BROWNSVILLE NAVIGATION DISTRICT
COUNTY OF CAMERON)                 CONTRACT NO.    2790
                                                   ----

         THIS CONTRACT between the BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS, a navigation district organized, created and existing under and by virtue of the laws of the State of Texas, with its domicile in Brownsville, Cameron County, Texas, hereinafter styled District, and STATIA TERMINALS SOUTHWEST, INC. hereinafter styled Lessee;

                              W I T N E S S E T H:

The said BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS, does by these presents lease and demise unto the said STATIA TERMINALS SOUTHWEST, INC. the property described on Exhibit A, attached hereto and made a part hereof for all purposes, for a term of five (5) years, commencing the 1st day of April, 1993, for and upon the following terms and conditions:

                                       I.

As a consideration for this lease and as rental for said leased premises, the Lessee agrees to pay a rental of TWO HUNDRED-FORTY THREE THOUSAND SIX HUNDRED NINETY AND 00/100 ($243,690.00) DOLLARS, payable in advance in monthly installments of $20,307.50. The first installment of TWENTY THOUSAND THREE HUNDRED SEVEN AND 50/100 (20,307.50) shall be due on April 1, 1993 and a similar installment shall be due on the first day of each month thereafter.

         All rentals shall be paid not later than Ten (10) days from the date when due; they shall thereafter bear interest at the rate of fifteen percent (15%) per annum from the date due until paid. In the event such fifteen percent (15%) rate at any time shall be illegal or usurious under applicable law, it shall be automatically reduced to the highest lawful rate.

BND/MAIN HARBOR LEASE                                                    Page 1